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                                                                      EXHIBIT 11


                       CAREDATA.COM, INC. AND SUBSIDIARIES
              STATEMENTS OF COMPUTATION OF PER SHARE INCOME (LOSS)
                    (in thousands, except per share amounts)

                                                                         THREE MONTHS
                                                                         ------------
                                                                        ENDED MARCH 31,
                                                                        ---------------
                                                                      2000          1999
                                                                     -------       ------

                                                                     -------       ------
Net income (loss) attributable to common stock                       $  (532)      $  684
                                                                     =======       ======
Weighted average number of common shares outstanding                   8,249        7,391
                                                                     =======       ======
                                                                     -------       ------
Net income (loss) per share of common stock - basic                  $ (0.06)      $ 0.09
                                                                     =======       ======
Shares used in net income (loss) per diluted share calculation:
    Weighted average number of common shares outstanding               8,249        7,391
    Dilutive securities                                                   --          425
                                                                     -------       ------
                                                                       8,249        7,816
                                                                     =======       ======

                                                                     -------       ------
Net income (loss) per share of common stock - diluted                $ (0.06)      $ 0.09
                                                                     =======       ======

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